Exhibit (g)(1)(g)
FORM OF EXHIBIT 1
CUSTODIAN SERVICES AGREEMENT

PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF Loomis Sayles Large-Cap Growth Fund
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
AGREED TO & ACCEPTED BY:
PACIFIC FUNDS
By:_____________________
Name:       James T. Morris
Title:         President
PFPC TRUST COMPANY
By:______________________
Name:
Title:
Effective: January 1, 2006